                                                                    EXHIBIT 10.2

                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT is entered into as of the 14th day of May, 1999 by and between Borg-Warner Security Corporation ("BWSC") and Loomis, Fargo & Co. ("LFC"). BWSC and LFC may be referred to collectively as the "Parties" or either of them individually as the "Party." Capitalized terms in this Agreement which are not herein defined shall have the meaning ascribed to them in the Contribution Agreement (as hereinafter defined).

     WHEREAS, BWSC and LFC, among other parties, entered into the Contribution Agreement dated as of November 28, 1996 (as amended, the "Contribution Agreement") whereby, among other things, the Parties agreed to defend and indemnify each other for certain stated losses and liabilities;

     WHEREAS, under the Contribution Agreement, BWSC agreed to defend and indemnify LFC for certain stated losses and liabilities related to the operations of Wells Fargo Armored Service Corporation and its subsidiaries ("WFASC") and for breaches of the representations and warranties of BWSC and WFASC in the Contribution Agreement, subject to the limitations set forth in the Contribution Agreement;

     WHEREAS, LFC has submitted claims to BWSC for indemnification related to the WFASC cargo losses and liabilities;

     WHEREAS, BWSC has objected to certain claims for indemnification made by LFC related to the WFASC cargo losses and liabilities; and

     WHEREAS, the Parties desire to resolve and settle all actual or potential cargo loss claims, liabilities and obligations that LFC has or may have in the future against BWSC and its subsidiaries, together with the global resolution and settlement of all other claims, liabilities and obligations related to or arising in connection with the Contribution Agreement, other than as specifically identified and reserved herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants, undertakings and conditions herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Consideration. Within thirty (30) days of the execution of this Settlement Agreement, BWSC will pay to LFC, via wire transfer, one million six hundred fifty thousand dollars and no cents ($1,650,000.00).

2. Releases and Indemnification. Subject to Section 3 below, LFC, on behalf of itself and its current and former officers, directors, employees, agents, stockholders (other than BWSC), attorneys, subsidiaries, predecessors, successors and assigns, or anyone claiming by, through, or under them, hereby releases, relinquishes and forever discharges BWSC, its current and former parents, subsidiaries (including, without limitation, WFASC), affiliated companies (with the exception of LFC), and their respective predecessors, successors, assigns, and all their respective current and former officers, directors, employees, agents, stockholders, attorneys, heirs and representatives, from and against any and all Indemnifiable Losses arising out of or in any way connected with, directly or indirectly, any acts, omissions to act, or any other form of obligation or omission by BWSC, or any of its aforementioned privies, related to any claim, liability, or obligation arising out of or related to the operations of WFASC or any claim, liability, or obligation which has been or could be raised under the Contribution Agreement, including, without limitation, all cargo claims, cargo liabilities and cargo obligations (including, without limitation, any claims previously made under notice letters from LFC to BWSC dated April 17, 1998, May 21, 1998, September 17, 1998 and November 20, 1998), which LFC or any of its aforementioned privies, and their respective successors and assigns ever had, now have, or hereafter may have, whether grounded in tort or contract or otherwise, in any and all courts or other forums, of whatever kind or nature, whether known or unknown (collectively, "Released Claims"). LFC agrees to defend and indemnify BWSC, and all of its aforementioned privies, for any of the Released Claims made by any third party and BWSC agrees to provide LFC with prompt written notice of any such third party claim. Furthermore, for any third party claim that LFC accepts the obligation to defend and indemnify BWSC and all of its aforementioned privies under this section, LFC has the right to control the defense or settlement of such third party claim; provided, however, LFC will not agree to settle any third party claim in a manner which would result in any additional cost, expense, liability or loss to BWSC or the aforementioned privies. Notwithstanding anything to the contrary herein, the foregoing release shall not extend to or be construed to release the Parties' obligations under this Settlement Agreement.

3. Other Indemnification Obligations and Excluded Liabilities. This Settlement Agreement shall have no effect on indemnification obligations under the Contribution Agreement related to or arising in connection with the tax matters specifically set forth on Annex A attached hereto ("Indemnifiable Tax Matters") or the Excluded Liabilities, and each Party hereby specifically reserves any claims or defenses thereto that such Party may have with respect to such indemnification claims. BWSC acknowledges that the $250,000 deductible set forth in Section 12.4(a) of the Contribution Agreement has previously been met, exclusive of the Indemnifiable Tax Matters, and that the Indemnifiable Tax Matters shall not be subject to any deductible, basket or other setoff. LFC agrees that it will provide its commercially reasonable assistance to BWSC to mitigate any losses that

BWSC may incur by virtue of its continuing indemnification obligations with respect to the Indemnifiable Tax Matters, provided that such assistance shall not include any consent, election, concession, agreement or other action which would result in any additional cost, expense, liability or loss to LFC or its aforementioned privies. BWSC represents to LFC that the tax audits previously conducted by the States of Texas, Pennsylvania and Ohio with respect to the operations of WFASC have been entirely resolved and that LFC and its subsidiaries shall not be subject to any liability relating to or arising in connection with such audits. To the extent that any liability does exist or arises in the future relating to such audits, such liability will constitute "Indemnifiable Tax Matters" for purposes of this Settlement Agreement and will continue to be subject to the indemnification provisions of Section 12.4 of the Contribution Agreement.

4. Covenants. LFC will provide to BWSC in an expeditious manner all information BWSC reasonably requests relating to WFASC's New York State sales tax audit, but in no case will LFC provide said information later than ten (10) days after LFC's receipt of such request (unless such requested information does not exist and, using commercially reasonable efforts, cannot be produced within such 10-day period).

5.   Miscellaneous.

(a) This Settlement Agreement may be executed and delivered in multiple counterparts, each of which when so executed and delivered shall be an original, which collectively shall together constitute one and the same instrument and agreement.
(b) This Settlement Agreement is solely for the benefit of the Parties and such other persons to the extent identified and provided herein, and no provision of this Settlement Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.
(c) This Settlement Agreement shall be binding upon and inure to the benefit of BWSC, its current and former parents, subsidiaries and affiliates, and their respective predecessors, successors and assigns, and the former and current officers, directors, employees, agents, attorneys, and stockholders of all such parties and LFC, its current and former parents, subsidiaries and affiliates, and their respective predecessors, successors and assigns, and the former and current officers, directors, employees, agents, attorneys, and stockholders of all such parties.
(d) The Parties represent and warrant that they have entered into this Settlement Agreement based upon their own independent assessment of the rights and obligations of the Parties and not based upon any representations (other than as provided herein) made by the other Party to this Settlement Agreement.
(e) Other than the Settlement Agreement between the Parties dated March 22, 1999 (the "March Settlement Agreement") which will remain in effect, all understandings and agreements, written or oral, heretofore related to the subject matter addressed in this Settlement Agreement between and among BWSC and LFC are merged into this Settlement Agreement, which (together with the March Settlement Agreement) fully and completely expresses their agreement. This Settlement Agreement (together with the March Settlement Agreement) constitutes the entire agreement between Parties related to the subject matter hereof. This Settlement Agreement may not be amended or modified, except by a written amendment duly executed by the Parties.

                  (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed by their authorized representatives as of the day and year first written above.

                         BORG-WARNER SECURITY CORPORATION


                         By:  /s/ John A. Edwardson
                              ---------------------
                              John A. Edwardson
                              President and Chief Executive Officer



                         LOOMIS, FARGO & CO.



                         By:  /s/ James K. Jennings, Jr.
                              --------------------------
                              James K. Jennings, Jr.
                              Executive Vice President and
                              Chief Financial Officer

                                    ANNEX A

Pending Tax Audits



1.  State of Alabama

2.  State of New York

3.  Multi-State Tax Commission

4.  State of South Dakota